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                                           Exhibit 8.1 (includes Exhibit 23.2)

                         [LETTERHEAD OF BROWN & WOOD LLP]

                                           January 12, 1999

American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, CA  90501

                                 Re:   American Honda Receivables Corp.
                                       Registration Statement on Form S-3
                                       -----------------------------------

Ladies and Gentlemen:

        We have acted as special federal tax counsel for American Honda Receivables Corp., a California corporation (the "Registrant"), in connection with the filing by registrant of a registration statement on Form S-3 (such registration statement, together with the exhibits and amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of the Asset-Backed Notes (the "Notes") of the Honda Auto Receivables 1999-1 Owner Trust (the "Trust"). As further described in the Registration Statement, the Trust will be formed by the Registrant pursuant to a Trust Agreement between the Registrant and an Owner Trustee. The Notes will be issued by the Trust pursuant to an Indenture between the Trust and an Indenture Trustee.

        We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Notes. This advice is summarized under the headings "Summary - Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal consequences that are discussed, in our opinion, the description is accurate in all material respects. We confirm and adopt the opinions set forth in the Prospectus as well as those opinions deemed to be incorporated therein, and each such confirmed and adopted opinion represents our opinion regarding the material federal income tax consequences of the purchase, ownership and disposition of the securities of the applicable series.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to the Registrant) under the heading

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American Honda Receivables Corp.
January 12, 1999
Page 2

"Material Federal Income Tax Consequences" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                     Very truly yours,

                                     /s/ Brown & Wood LLP